UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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MMA CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MMA Capital Holdings, Inc.

3600 O’Donnell Street, Suite 600
Baltimore, Maryland 21224
T 443.263.2900 F 410.727.5387
www.mmacapitalholdings.com

April 11, 2019

Dear fellow shareholder:

You are cordially invited to attend the 2019 annual meeting of shareholders of MMA Capital Holdings, Inc. to be held on Tuesday, May 21, 2019, at 1:00 p.m. Eastern time, at the offices of Gallagher Evelius & Jones, LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201.

At the meeting, you will be asked to vote on four matters including the election of directors, an advisory vote on executive compensation, an advisory vote on the frequency of the advisory vote on our executive compensation and the selection of our independent public accounting firm for 2019.

We are pleased to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet.  Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice will also provide information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

I look forward to seeing you at the meeting.

Sincerely,

Francis X. Gallagher, Jr.
Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).  Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page ii of the Proxy Statement for a description of these voting methods.  Under applicable regulations, if you have not given your broker specific instructions to do so, your broker will NOT be able to vote your shares with respect to the election of directors and executive compensation.  If you do not provide voting instructions via the Internet, by telephone or by returning a proxy card or voting instruction card, your shares will not be voted with respect to the election of directors and executive compensation.  We strongly encourage you to vote.

If the director nominee is not elected at our annual meeting, or if we are unable to achieve a quorum to transact business at our annual meeting (including any adjournment), then our current directors will continue to serve until their successors have been duly elected and qualified at the next annual meeting or their earlier death, resignation or removal.

MMA CAPITAL HOLDINGS, Inc.

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that the 2019 annual meeting of shareholders of MMA Capital Holdings, Inc. will be held on Tuesday, May 21, 2019 at 1:00 p.m. Eastern time, at the offices of Gallagher Evelius & Jones, LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201 for the following purposes:

•	to elect two directors, each for a term of three years;

•	to hold a non-binding advisory vote to approve named executive officer compensation;

•	to consider and vote on the frequency with which the Company will provide an advisory vote on named executive officer compensation;

•	to ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	to transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

Any of the foregoing may be considered or acted upon at the meeting or at any adjournment or postponement thereof.

Holders of common shares of record on the books of the Company at the close of business on March 26, 2019, will be entitled to vote on all matters that may come before the meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the annual meeting, please vote as soon as possible.  As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card.  For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page ii of the Proxy Statement.  You may revoke a previously delivered proxy at any time prior to the annual meeting.  If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

Secretary

/s/ J. Brooks Martin

Baltimore, Maryland

[INTENTIONALLY LEFT BLANK]

MMA CAPITAL HOLDINGS, INC.

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2019

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors (“Board”) of MMA Capital Holdings, Inc., a Delaware corporation (“we,” “us,” “our,” “MMA” or the “Company”), of proxies to be voted at our annual meeting of shareholders to be held Tuesday, May 21, 2019, at 1:00 p.m. Eastern time at the offices of Gallagher Evelius & Jones, LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201, including any and all adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON MAY 21, 2019. This proxy statement, the accompanying proxy card or voting instruction card and our 2018 Annual Report to Shareholders on Form 10-K are available at www.mmacapitalholdings.investorroom.com.

Solicitation, commencing on or about April 11, 2019, will be made by use of the mail, telephone and fax, by employees of Hunt Investment Management, LLC, our external manager (“External Manager”), without additional compensation. Banks, brokers, trustees and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The cost of this solicitation of proxies will be borne by us.

Voting Rights

Only holders of record of our common shares on March 26, 2019, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each common share held on the record date. On the record date, there were 5,777,216 common shares outstanding. A majority of the issued and outstanding common shares (or 2,888,609 common shares) must be present or represented by proxy at the annual meeting in order to have a quorum. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for shareholder action.  Shares held by brokers who vote such shares on any proposal will be counted present for purposes of establishing a quorum. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, including in this case the election of directors, the advisory vote on named executive officer compensation and the advisory vote on the frequency of the advisory vote on named executive officer compensation, because that holder does not have discretionary voting power with respect to those proposals if it has not received instructions from the beneficial owner.  In contrast, a bank, broker or other holder of record holding shares for a beneficial owner does have discretionary voting power with respect to the ratification of the appointment of the independent registered public accounting firm.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the common shares present or represented by proxy and voted at a meeting at which a quorum is present. Shareholders may not cumulate votes in the election of directors.  The advisory vote on named executive officer compensation, the advisory vote on the frequency of the advisory vote on named executive officer compensation and the ratification of the appointment of KPMG, LLP (“KPMG”) as our independent registered public accounting firm, also require the affirmative vote of a majority of the common shares present or represented by proxy and voted at a meeting at which a quorum is present. Abstentions and broker non-votes have no effect on the determination of whether a nominee, the advisory votes or the appointment of KPMG has received the vote of a majority of the common shares present or represented by proxy and voting at the meeting.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the issued and outstanding common shares as of the record date, the annual meeting may be adjourned to a subsequent

i

date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Internet Availability of Proxy Materials

In accordance with Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders for our 2019 annual meeting. Consequently, our shareholders will not receive paper copies of our proxy materials unless they request paper copies by following the instructions in the Notice of Internet Availability of Proxy Materials. On April 11, 2019, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this proxy statement and our 2018 Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing your proxy card to be able to vote via the Internet or by telephone.

Internet distribution of our proxy materials is designed to make the proxy distribution process more efficient and less costly and to help conserve natural resources.  However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on such notice.

Admission to Meeting

You are entitled to attend the annual meeting if you were a holder of record or a beneficial owner of our common shares as of March 26, 2019, the record date, or you hold a valid legal proxy for the annual meeting. If you are a holder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

Our Board of Directors recommends that you vote:

•	FOR the nominees of the Board of Directors (Proposal No. 1);

•	FOR the non-binding advisory approval of our named executive officer compensation (Proposal No. 2);

•	FOR holding the non-binding advisory vote on our named executive officer compensation every three years (Proposal No. 3); and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 4).

Voting via the Internet, by Telephone or by Mail

For holders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those shareholders who request and receive a paper proxy card in the mail, by mailing a completed proxy card.  The Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who request and receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those shareholders who request and receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card (by mail or via the Internet) on which no directions are specified, your shares will be voted FOR the nominees of the Board of Directors (Proposal No. 1), FOR the non-binding advisory approval of our named executive officer compensation (Proposal No. 2), FOR holding the non-binding advisory vote on our named executive officer compensation every three years (Proposal No. 3), and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that you must follow in order for your record holder to vote your shares per your instructions.  Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the voting instruction card supplied by them in the addressed, postage paid envelope provided.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to MMA Capital Holdings, Inc.’s Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You also may revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described under “Admission to Meeting” above.

I. GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS MATTERS

Board Composition

Our Board of Directors (or alternatively described as the “Board” in this document) currently consists of seven members, six of whom were elected by the Company’s shareholders.  Pursuant to the Master Transaction Agreement dated January 8, 2018 (the “MTA”), Hunt Companies, Inc. (“Hunt”) was granted the opportunity to nominate a director to a newly created board seat, subject to the person being approved by our Governance Committee.  On June 25, 2018, having completed all requirements of the MTA, our Board appointed the Hunt nominee, James C. Hunt as a member of the Board as part of Class II.  The MTA and related transaction are more fully described below under “Related Party and Affiliate Transactions” and “Executive Compensation”.

Corporate Governance Guidelines

We have Corporate Governance Guidelines (“Guidelines”), which are available on our website at www.mmacapitalholdings.com under “Leadership – Governance,” then “Corporate Governance Guidelines.”  These Guidelines contain general principles regarding the function of our Board and Board committees.  The Guidelines are reviewed on an annual basis by the Governance Committee of the Board, which submits to the Board for approval any changes deemed desirable or necessary.

Independence of Directors

Our Guidelines require that a majority of the Board of Directors be comprised of independent directors.  The listing rules of the Nasdaq Stock Market (“Nasdaq”) for director independence are incorporated in our Guidelines, which are used by the Board in making independence determinations.  For a director to be considered independent under the Nasdaq listing rules, the Board must affirmatively determine that the director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has determined that the following directors are independent: Messrs. Bloom, Gallagher, Grant and Puddester.

Board Leadership Structure

Our Board leadership structure currently separates the roles of Chairman and Chief Executive Officer (“CEO”).  The Board of Directors of the Company has an independent chair, Mr. Gallagher, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board.  The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of our External Manager’s performance, increasing accountability and improving the ability of the Board to monitor whether the External Manager’s actions are in the best interests of the Company and its shareholders.  As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Our Chief Executive Officer, Michael L. Falcone (“Chief Executive Officer”), is the sole member of the Board who is also an officer of the Company. Our Board’s role in the Company is to provide general oversight of strategy and operations.   Four of our seven directors are independent under Nasdaq listing standards.  In assessing director independence, the Board concluded that the independent directors have no conflict that might discourage critical review of the Company’s management and operations.  In addition, chairmanship of the various Board committees is held by independent directors and our internal controls are monitored by the Audit Committee, which is comprised entirely of independent directors in accordance with Nasdaq and SEC requirements.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.  Our Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.  Our Compensation Committee monitors the compensation of our named executive officers to the extent reimbursable by the Company and the compensation of the Board. Typically, the entire Board monitors our risks as a Company through a comprehensive risk matrix which is updated by management and reviewed by the Board throughout the year.  The matrix details all of our operating, accounting, financial, legal and regulatory risks and assigns a probability and severity analysis to each risk.  Significant changes are highlighted and discussed at Board meetings throughout the year.  The Board has delegated to the Board’s lead independent director, Mr. Gallagher, the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

The foregoing discussion is qualified by reference to the Risk Factors section of our Annual Report on Form 10-K.

Qualification for Board Membership

The Board has the responsibility for nominating candidates for election to the Board and for filling vacancies on the Board as they arise, while the Governance Committee is responsible for identifying and recommending qualified individuals to serve as members of the Board.  The Guidelines and the Governance Committee’s charter require the Board and the Governance Committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience and specific areas of expertise, in addition to factors relating to the composition of the Board, including its size and structure, and principles of diversity, including age, skills, knowledge and other factors needed to maintain a balance of knowledge, experience and capability on the Board. Further, no director of the Company may serve on the boards of more than three other publicly traded companies in addition to serving on our Board.  No director that is also an employee of the External Manager may serve on the board of more than one publicly traded company in addition to serving on our Board.  Currently, all directors are in compliance with these requirements and expectations.

Shareholder Recommendations of Potential Director Candidates

The Governance Committee will consider director candidates recommended by shareholders.  The Governance Committee applies the same standards in evaluating candidates submitted by shareholders as it does in evaluating candidates submitted by other sources.  Shareholders who wish to submit names to be considered by the Governance Committee for nomination for election to the Board of Directors must send written notice to the Secretary of the Company at least 60 days but no more than 90 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders, provided, that if the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, the notice must be delivered not earlier than the 90th day before the annual meeting and not later than the later of the 60th day prior to the annual meeting or the tenth day following the first public announcement of the annual meeting date.   The notice should set forth the required information that is specified in our bylaws. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Governance Committee

MMA Capital Holdings, Inc.

c/o Corporate Secretary

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

Code of Ethics and Principles of Business Integrity

We have a Code of Ethics and Principles of Business Integrity that is applicable to applicable employees of our External Manager and all of our directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics and Principles of Business Integrity is available on our website, www.mmacapitalholdings.com, and in print without charge, upon the request of any shareholder, by mail to our Corporate Secretary, MMA Capital Holdings, Inc., at our headquarters. In the event of any amendment to, or waiver of, a provision of the Code of Ethics and Principles of Business Integrity, we will promptly post the date and nature of such amendment or waiver, as well as related information, on our website.

Executive Sessions

Pursuant to our Guidelines, the independent directors of the Board meet in regularly scheduled sessions without the presence of management.  The executive sessions have been chaired by Mr. Gallagher.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with one or more members of our Board by writing to the Board, or a specific director at:

Board of Directors (or specific director)

MMA Capital Holdings, Inc.

c/o Corporate Secretary

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

Available Information

Our website address is www.mmacapitalholdings.com.  We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including exhibits to those reports, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC.  Our Guidelines, Code of Ethics and the charters of our Audit Committee, Compensation Committee and Governance Committee are also posted on our website.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Governance Committee.  The following table provides membership and meeting information for fiscal 2018 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance
Mr. Francis X. Gallagher, Jr. (Chairman)	X	X	X
Mr. Steven S. Bloom	X*	X	X
Mr. J. P. Grant III	X	X	X*
Mr. Frederick W. Puddester	X	X*	X
Total meetings in fiscal 2018	5	4	5

*Committee Chairperson

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee.  The Audit Committee of the Board has primary oversight responsibility relating to:

•	oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;
•	the integrity of the financial reporting process and systems of internal controls of the Company;
•	the Company’s compliance with legal and regulatory requirements;
•	the independence, qualifications and performance of the Company’s independent registered public accounting firm and internal audit function;
•	the preparation and approval of the report required to be included in the Company’s annual proxy statement, when filed, as required by rules of the SEC;
•	providing an avenue of communication among the independent auditors, management, the internal audit function and the Board;
•	the appointment, engagement and performance of our independent registered public accounting firm;
•	compliance with our Code of Ethics and Principles of Business Integrity, and legal and regulatory requirements, including our disclosure controls and procedures;
•

the allocation by the External Manager to the Company of compensation and benefit expense paid to External Manager’s personnel and reimbursable by the Company to the External Manager under the Management Agreement; and

•	oversight and approval of potential related party transactions.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, our independent registered public accounting firm, the internal auditors and our External Manager, and to resolve any disagreements between the External Manager and the independent registered public accounting firm regarding financial reporting.  The Audit Committee also performs other duties and responsibilities set forth in a written

Charter approved by the Board of Directors.  The Charter of the Audit Committee is available on the Company’s website at www.mmacapitalholdings.com under “Leadership – Governance,” then “Audit Committee Charter.”

During 2018, membership on the Audit Committee consisted of Mr. Bloom, Chairman of the Committee, and Messrs. Gallagher, Grant and Puddester.  The Audit Committee held five meetings during 2018.

The Board and the Governance Committee have determined that all members of the Audit Committee satisfy the independence requirements of Nasdaq’s listing rules and our Guidelines.  No member of the Audit Committee is permitted to serve on the Audit Committee of more than three public companies, including our Company.  Currently, no member of the Audit Committee serves on the audit committee of any other public company.

The Board has determined that Mr. Puddester qualifies as an “audit committee financial expert” under SEC rules.  In accordance with the SEC's safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert'” for purposes of the federal securities laws.  In addition, such designation does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation, and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

Compensation Committee.  The Compensation Committee of the Board has the following principal duties and responsibilities:

•

to the extent management personnel are provided by the Company’s External Manager, the Compensation Committee will consult with the External Manager regarding the compensation of executive officers, to the extent some or all of the cost of such compensation is reimbursable by the Company. Effective January 8, 2018, we became externally managed and no longer have employees.

•	prepare any report on executive compensation required by the rules and regulations of the SEC;
•	annually evaluate the compensation of the members of the Board; and
•

annually review the performance of the External Manager and those employees of the External Manager serving as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other senior management roles.

These duties and responsibilities are set forth in a written Charter of the Compensation Committee which has been approved by the Board of Directors and is available on our website at www.mmacapitalholdings.com under “Leadership – Governance,” then “Compensation Committee Charter.” Pursuant to the Charter, the Compensation Committee has the authority to delegate certain of its responsibilities to a subcommittee.

The Compensation Committee has the authority to administer our equity plans, if any, for the Chief Executive Officer and other executive officers.  The Compensation Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.

Compensation Committee Interlocks and Insider Participation

During 2018, membership on the Compensation Committee consisted of Messrs. Puddester, Bloom, Gallagher and Grant.  Mr. Puddester served as Chairman for the entire year.  All members of the Compensation Committee qualify as independent directors under our Guidelines and the Nasdaq listing rules and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.  The Compensation Committee held four meetings during 2018.

During 2018, no member of the Compensation Committee was an officer, employee or former officer or employee of ours, or any of our subsidiaries, or had a relationship that would be considered a Compensation Committee interlock that would require disclosure in this proxy statement pursuant to SEC regulations.  None of our named executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy under SEC regulations.

Governance Committee.  The Governance Committee of the Board is responsible for:

•	developing and implementing corporate governance guidelines;
•	identifying and recommending qualified individuals to serve as members of the Board;
•

evaluating and recommending the size and composition of the Board and its Committees (including making determinations concerning composition of the Board and its Committees under the applicable requirements of the SEC);

•	monitoring a process to assess the effectiveness of the Board and its Committees; and
•	review with our External Manager, our management succession plan for the Chief Executive Officer and other executive officers and key employees.

The Governance Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors.  The Charter of the Governance Committee is available on our website at www.mmacapitalholdings.com under “Leadership – Governance,” in “Governance Committee Charter.”

During 2018, membership on the Governance Committee consisted of Messrs. Grant, Bloom, Gallagher and Puddester. Mr. Grant served as Chairman for the entire year.  The Governance Committee held five meetings during 2018.  All members of the Governance Committee qualify as independent directors under our Guidelines and Nasdaq listing rules.

Director Attendance at Meetings

During fiscal year 2018, there were four regular quarterly meetings of the Board.  Also, the Board held five (5) special meetings which were conducted as either formal meetings, executive sessions or independent directors’ meetings.  Each Director attended at least 75% of the total number of combined meetings of the Board and the Board Committees on which they served.  We do not have a policy that requires director attendance at the annual meeting.  Three members of the Board were present at the 2018 annual meeting.

RELATED PARTY AND AFFILIATE TRANSACTIONS

In accordance with Company policy the Audit Committee has the responsibility to review any transactions between the Company and any parties that are considered related parties to the Company, a member of the Board or any executive officer of the Company.  Any proposed transaction with a related party must be approved by a majority of the disinterested, independent members of the Audit Committee.  If the counterparty is related to a member of the Audit Committee that member will recuse themselves from the vote.

Since January 1, 2017 there have been no material related party relationships or transactions to report, other than our relationship with Hunt Companies Inc. and its affiliates (individually and collectively “Hunt”) as described below.

Relationship to Hunt

On January 8, 2018, the Company entered into a series of material definitive agreements with affiliates of the Hunt, in which the Company sold certain business lines and assets to Hunt and converted to an externally managed business model by engaging Hunt to manage the Company.  All employees of the Company were hired by Hunt.  In consideration for the external management services, the Company agreed to pay base and incentive management fees as described below under “External Management Fees and Expense Reimbursement.”  Details of the management agreement (“Management Agreement”) were previously disclosed in the Current Report filed on Form 8-K by the Company on January 9, 2018.

In addition, the terms of the agreements with Hunt granted Hunt the right to nominate a person to our Board. Hunt proposed Mr. James C. Hunt, its Chief Executive Officer, as its nominee. On January 24, 2018, the Company completed its board nominee vetting process and Mr. Hunt was granted non-voting observer status on our Board until Hunt completed its second share purchase as contemplated by such agreements. On June 26, 2018, Hunt completed its second share purchase and Mr. Hunt was appointed to the Board as a Class II director. Mr. Hunt, due to his relationship with our External Manager, is not considered an independent director by the Board and is not eligible for compensation under the 2012 Non-Employee Directors’ Compensation Plan.

The independent members of the Board, through the Audit Committee, will maintain oversight responsibility for transactions by and between the Company and affiliates of Hunt, including investment opportunities governed by our investment guidelines and Hunt’s allocation policy.

External Management Fees and Expense Reimbursement

Commencing on January 8, 2018, we became externally managed pursuant to a Management Agreement between us and the External Manager. Also at that time, all employees of the Company were hired by the External Manager. In consideration for the external management services, the Company agreed to pay the External Manager (i) a base management fee, which is payable quarterly in arrears and is calculated as a percentage of the Company’s GAAP common shareholders’ equity, with certain annual true-ups and (ii) an incentive fee equal to 20% of the total annual return of diluted common shareholders’ equity per share in excess of 7%. For the first and second quarters of 2018, the base management fee was fixed at $1 million per quarter, with the percentage of GAAP common shareholders’ equity calculation beginning with the third quarter of 2018. Additionally, pursuant to the Management Agreement, the Company agreed to reimburse the External Manager for certain allocable overhead costs, including certain salaries and benefits, subject to a cap on compensation expense reimbursement. During the year ended December 31, 2018, the Company recognized $6.9 million of management fees and expense reimbursements in our Consolidated Statements of Operations (see the Company’s Form 10-K for the year ended December 31, 2018). At December 31, 2018, $1.1 million of management fees and expense reimbursements was payable to the External Manager.

Loan Held for Investment

As consideration for the asset sales occurring on January 8, 2018, Hunt agreed to pay the Company $57.0 million and to assume certain liabilities of the Company. The Company provided seller financing through a $57.0 million note receivable from Hunt that has a term of seven years, is prepayable at any time and bears interest at the rate of 5% per annum. On October 4, 2018, the Company’s note receivable from Hunt increased to $67.0 million as part of Hunt’s settlement of the various agreements relating to the balance of our low income housing tax credit business.  The unpaid principal balance on the note will amortize in 20 equal quarterly payments of $3.35 million beginning on March 31, 2020.

During the year ended December 31, 2018, the Company recognized $2.9 million of interest income associated with this note receivable in the Consolidated Statements of Operations. At December 31, 2018, no accrued interest remains payable by Hunt.

Loan Held for Sale

During the fourth quarter of 2018, in connection with the settlement of the various agreements relating to the balance of our low income housing tax credit business, Hunt acquired the Company’s $9.0 million loan held-for-sale, that was previously acquired from an affiliate of sellers of the low income housing tax credit business during the first quarter of 2018.  Hunt paid the Company $9.4 million to complete this transfer.

Investment in Partnerships

On November 28, 2018, the Company, our investment partner and Hunt entered into an agreement whereby Hunt was admitted as a partner of SDL solely for the purpose of investment in a specific loan. The maximum principal amount of the loan is $58.8 million with Hunt and the Company obligated to contribute 30% and 20%, respectively, and our investment partner is obligated to contribute the remaining 50% of the funding commitment of such loan. At December 31, 2018, Hunt had contributed $10.8 million into SDL to fund its portion of such loan.  During the first quarter of 2019 our Board authorized our External Manager to purchase on our behalf the interest of the External Manager’s affiliate in this loan using a pricing structure that would cause the Company and such affiliate to each receive the same internal rate of return for their respective holding periods.

Common Shares

In conjunction with the January 8, 2018 agreements, the Company agreed to issue, and Hunt agreed to acquire, 250,000 of the Company’s common shares in a private placement at an average purchase price of $33.50 per share. On March 9, 2018, the Company issued 125,000 common shares to Hunt for $4.1 million, representing a price per share of $33.00. On June 26, 2018, the Company issued the remaining 125,000 shares to Hunt for $4.3 million, or $34.00 per share.

II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Board of Directors of MMA Capital Holdings, Inc. is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term.  The Company’s Articles of Incorporation provide that the Board of Directors must have between five and 15 members.

All serving directors have been elected to their current terms at an annual meeting, with the exception of Mr. Hunt, who was elected to the Board on June 25, 2018 by the directors then in office in accordance with our bylaws.  According to our bylaws, if a director nominee is not elected at our annual meeting, or if we are unable to achieve a quorum to transact business at our annual meeting (including any adjournment), then our current directors will continue to serve until their successors have been duly elected and qualified at the next annual meeting or their earlier death, resignation or removal.  Mr. Hunt is subject to election by shareholders at the 2020 annual meeting with the other Class II directors.

INFORMATION ABOUT THE COMPANY’S DIRECTORS

The name and principal occupation for the last five years, period of service as a director of the Company and certain other directorships of each director are set forth below.

NOMINEES FOR DIRECTOR

Directors with Terms Expiring at the 2019 Annual Meeting

Class I

Francis X. Gallagher, Jr., 59, was appointed to the Board of Directors on February 6, 2012 and elected Chairman on March 17, 2014.   Mr. Gallagher is a Managing Partner at Charlesmead Advisors LLC, where he leads investment banking efforts to focused subsectors within the telecommunications industry, including wireline and wireless services and internet infrastructure. From 2005 to 2011, Mr. Gallagher was a Managing Director at Stifel Nicolaus Weisel, Incorporated, a leading investment bank, where he led the Telecommunications Industry Banking Group.  From 1997 to 2005, Mr. Gallagher served in a variety of executive positions with Legg Mason Wood Walker Incorporated, where he was responsible for investment banking coverage of a variety of large and small-capitalization telecommunications companies.

Mr. Gallagher’s qualifications to serve on the Board include his corporate securities knowledge, senior management and investment banking experience.

Frederick W. Puddester, 64, was appointed to the Board of Directors on August 10, 2011.  Since July 1, 2011, Mr. Puddester has been the Vice President for Finance and Administration for Williams College where he is responsible for financial reporting, planning and forecasting as well as debt financing and tax compliance.  From 2007 to 2011, Mr. Puddester served as senior associate dean for finance and administration at the Johns Hopkins University Zanvyl Krieger School of Arts and Sciences. From 2000 to 2007, Mr. Puddester served as the executive director of budget and financial planning for Johns Hopkins University. From 2000 until 2011, Mr. Puddester served on the board of MuniMae TE Bond Subsidiary, LLC, an entity whose common shares were wholly owned by the Company prior to selling those shares to a third party in 2013.

Mr. Puddester’s qualifications to serve as a director include his extensive financial management expertise and his familiarity with the Company through his service on the board of MuniMae TE Bond Subsidiary, LLC.  Mr. Puddester is the Chairman of the Company’s Compensation Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS TO A TERM EXPIRING AT THE 2022 ANNUAL MEETING.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Directors with Term Expiring at the 2020 Annual Meeting

Class II

Steven S. Bloom, 57, was appointed to the Board of Directors on August 7, 2013.  Since 2002, Mr. Bloom has been a Managing Partner of PMC Property Group, a private company that invests in and operates multifamily housing in the United States.  In his capacity as Managing Partner, Mr. Bloom is in charge of the operations of the Baltimore office of PMC Property Group.  Prior to that, Mr. Bloom was with the accounting firm of Arthur Andersen LLP for nearly 20 years, including 10 years as a partner in their Baltimore office.

Mr. Bloom’s qualifications to serve as a director include his significant executive experience with real estate investment companies and his public accounting background.  As the current Chairman of MMA’s Audit Committee, Mr. Bloom has worked closely with the Company’s finance and audit executives and independent auditors.

Lisa Kay,  52, was appointed to the Board of Directors on August 3, 2016.  Previously, Ms. Kay was Chief Financial Officer and Executive Vice President of the Company from August 23, 2011 through August 18, 2015.  Prior to her appointment as the Company’s Chief Financial Officer, Ms. Kay served as Corporate Controller and Senior Vice President of the Company beginning in November 2007.  Prior to joining the Company, Ms. Kay was a Managing Director within the Financial Services practice of Navigant Consulting, Inc., a global consulting firm providing operational, dispute, investigative, risk management and financial advisory solutions to the market.  Ms. Kay joined Navigant Consulting, Inc. in 2006.  Previous to this, Ms. Kay was Vice President and head of Corporate Accounting for Freddie Mac and was an auditor for Arthur Andersen LLP.  Ms. Kay is a graduate of Virginia Tech with a B.A. in Economics and a Masters in Accounting.

Ms. Kay’s qualifications to serve as a director include her tenure as the Corporate Controller and Chief Financial Officer of the Company and extensive experience in accounting.

James C. Hunt, 48, was appointed to the Board of Directors on June 25, 2018.  Mr. Hunt currently serves as the CEO and President of Hunt Companies, Inc. and has been a member of the Hunt Companies, Inc. Board of Directors since 2001. In addition, he serves as CEO and is on the Board of Directors of various subsidiaries and affiliates of Hunt Companies, Inc., including our External Manager. Mr. Hunt also oversees Hunt's private market real estate development and acquisition activities, which include market rate residential properties and mixed-use retail developments. Mr. Hunt is responsible for establishing relationships with development and financial partners.  Mr. Hunt began his career at Hunt in 1993 as a Project Developer for Hunt's construction division, was later appointed Vice President, Executive Vice President and subsequently President.  Mr. Hunt received a B.A. in Economics and an MBA from the University of Texas, Austin.

Mr. Hunt’s qualifications to serve as a director include his extensive experience in real estate, real estate finance and corporate governance and management.

Directors with Terms Expiring at the 2021 Annual Meeting

Class III

J. P. Grant, 65, was appointed to the Board of Directors on January 1, 2013.    Mr. Grant is the founder, President and Chief Executive Officer of Grant Capital Management, Inc., where he has specialized in providing tax-exempt financing to city and state governments since the company’s founding in 2000.  Prior to that, he held positions in major account sales for IBM Corporation and Federal Data Corporation.

Mr. Grant’s qualifications to serve as a director include his extensive experience in the field of municipal finance, as well as his executive leadership experience and entrepreneurial background.  Mr. Grant is the Chairman of the Company’s Governance Committee.

Michael L. Falcone, 57, has been a member of our Board of Directors since 1999.  has been the Chief Executive Officer (“CEO”) of the Company since January 1, 2005 and, in addition to being our CEO, serves as the Chief Operating Officer of Hunt Capital Holdings, LLC, an affiliate of our External Manager.  Prior to his appointment as our CEO, he served as Chief Operating Officer since 1997.  Prior to joining MMA, he was a Senior Vice President of Shelter Development Corporation, where he was employed from 1983 to 1996.

Mr. Falcone’s qualifications to serve as a director include his extensive executive experience with MMA and his broad familiarity with the real estate and renewable energy development and finance industries.  As the Chief Executive Officer of MMA, Mr. Falcone provides the executive and operational leadership for MMA.

PROPOSAL 2 -- ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, enable our shareholders to vote, on a non-binding advisory basis, on the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the compensation tables and the related narrative.

As a result of the Management Agreement, we no longer determine the compensation payable by our External Manager to our named executive officers.  The External Manager and its affiliates determine the salaries, bonuses and other compensation paid to our named executive officers from our External Manager and its affiliates.  The External Manager and its affiliates also determine whether, and to what extent, our named executive officers will be provided employee benefit plans.

We reimburse our External Manager for a portion of the compensation paid to our named executive officers, and, as part of its oversight of the External Manager, our Board reviews amounts paid to the External Manager and has the right to audit reimbursable expenses, including the compensation reimbursement.

While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with shareholders to better understand issues and concerns not previously presented. The Board and Compensation Committee understand that it may be useful and appropriate to seek the views of shareholders when considering the design and implementation of the Company’s executive compensation program.

The Board of Directors asks you to indicate your support for our named executive officer compensation as described in this proxy statement and as set forth below:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the “Executive Compensation” section of this proxy statement, including the compensation tables and other narrative executive compensation disclosures.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Named Executive Officers (“NEOs”)

The following individuals were the only persons serving as executive officers of the Company in 2018:

Michael L. Falcone, 57, has been the CEO of the Company since January 1, 2005 and, in addition to being our CEO, serves as the Chief Operating Officer of Hunt Capital Holdings, LLC, an affiliate of our External Manager.  Prior to his appointment as our CEO, he served as Chief Operating Officer since 1997.  Mr. Falcone has also served as a director of the Company since 1999.  Prior to joining the Company, he was a Senior Vice President of Shelter Development Corporation, where he was employed from 1983 to 1996. Mr. Falcone is a graduate of Dartmouth College and the Harvard Business School.

David C. Bjarnason, CPA, 49, was appointed Chief Financial Officer and Executive Vice President of the Company (“CFO”) on August 17, 2015 and, in addition to being our CFO, is the CFO of the Renewables Division of our External Manager. Mr. Bjarnason joined the Company from Fannie Mae, where he was a finance officer who served in senior management roles in accounting policy, external reporting and financial planning and analysis functions.  Prior to joining Fannie Mae, Mr. Bjarnason served in senior finance, consulting and financial statement audit roles with JPMorgan Chase & Co., CapitalSource, Inc., Freddie Mac, Deloitte LLP and KPMG LLP. Mr. Bjarnason earned his B.B.A. in accounting from the College of William & Mary.

Gary A. Mentesana, 54, is President and Chief Operating Officer of the Company (“COO”) and, in addition to being our COO, is an Executive Vice President of the Renewables Division of our External Manager.  He had been an Executive Vice President of the Company since 2003 and had been in various leadership positions since joining the Company in 1996.   Mr. Mentesana joined the Company in 1996 from the Company’s predecessor, the SCA Tax-Exempt Fund Limited Partnership, which he had been with since 1988.  Before SCA Tax-Exempt Fund Limited Partnership, Mr. Mentesana was an active Certified Public Accountant and worked for Coopers and Lybrand. Mr. Mentesana graduated from the University of Rhode Island.

External Management

On January 8, 2018, in connection with a series of other transactions explained more fully above under “Related Party and Affiliated Transactions – Relationship to Hunt Companies, Inc.,” we entered into a Management Agreement with an affiliate of Hunt Companies, Inc., Hunt Investment Management, LLC, which we will refer to as the “External Manager”, under which we hired the External Manager to manage our continuing operations.  Under the Management Agreement, the External Manager assumed the remaining term of the employment agreements we had with our NEOs. As a result, Messrs. Falcone, Bjarnason and Mentesana are employees of the External Manager but continue to serve as the CEO, CFO and COO of the Company, respectively.  Under the terms of the Management Agreement, the External Manager provides all personnel necessary to operate our business.   Since January 8, 2018 we have not had any employees.  We will continue to compensate our non-employee directors.

We are obligated to pay or reimburse the External Manager for most of the costs of our operations, including certain general and administrative costs and professional fees incurred by the External Manager for work on behalf of the Company, as well as (i) an allocable share of the costs of non-investment personnel of the External Manager who spend all or a portion of their time managing our operations and reporting as a public company (based on their time spent on such matters) and (ii) the costs associated with our CEO and CFO. The personnel reimbursement is, however, subject to a cap of $2.5 million through 2019 and $3.5 million thereafter, until our GAAP common shareholders’ equity exceeds $500 million. After our GAAP common shareholders’ equity exceeds $500 million, we will continue to reimburse the External Manager for costs associated with non-investment personnel and the CFO and such reimbursement will no longer be subject to a cap, but the cost of providing us with a CEO will become an expense of the External Manager. The External Manager is also entitled to receive and retain the administrative expense reimbursements to which our Energy Capital business was previously entitled under the terms of the management agreements of its renewable energy lending ventures.

Under the Management Agreement, the External Manager is paid a quarterly management fee in an amount equal to 0.50% of our first $500 million of GAAP common shareholders’ equity allocable to common shareholders, subject to certain adjustments, and 0.25% of our GAAP common shareholders’ equity in excess of $500 million, as adjusted.

Specifically, the GAAP common shareholders’ equity upon which the quarterly management fee is paid will be adjusted to remove the impact of certain non-cash items, including any future accretion associated with our deferred tax assets. The External Manager will also be eligible to receive an annual incentive management fee equal to 20% of the amount by which the year-over-year change in diluted GAAP common shareholders’ equity per share allocable to common shareholders for any given calendar year exceeds 7% of the diluted GAAP common shareholders’ equity per share for the prior calendar year, as adjusted for the deferred tax asset and any dividend distributions. Any gain recognized in connection with the Hunt transactions and with the acquisition of Morrison Grove Management, LLC was deemed to have occurred in calendar year 2017 for purposes of calculating the incentive management fee for 2018.

Summary Compensation Table

The External Manager and its affiliates compensate their employees, including our NEOs, in accordance with their respective compensation philosophies.  The compensation of senior employees at Hunt and its affiliates, including our NEOs, may include the following elements: i) base salary; ii) variable bonus compensation (included as “Non-Equity Incentive Plan Compensation” in the table below); iii) long-term incentive plan awards (included as “Non-Equity Incentive Compensation” in the table below); and iv) fringe benefits and perquisites, including 401(k) match (included as “All Other Comp” in the table below).  Variable bonus compensation and long-term incentive plan awards are completely discretionary and are based on the overall performance of the NEOs in their roles at the External Manager and its affiliates, including as NEOs of the Company, which may be determined, in part, by the performance of the Company and the overall performance of Hunt and the External Manager.

The table that follows provides information regarding expenses incurred by the Company with respect to compensation earned by our NEOs during the fiscal years ended December 31, 2017 and 2018.  For 2018 we disclose, on an aggregated basis, the amount of NEO compensation for which we reimbursed the External Manager.   NEO compensation expenses that are reported in such table represent that portion of total NEO compensation expenses that were incurred by the External Manager during the fiscal year ended December 31, 2018, and, subject to the aforementioned reimbursement cap, were allocable to the Company for reimbursement based upon the amount of time that NEOs spent during 2018 in support of the management of the Company’s affairs.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Comp		All Other Comp		Total

NEO Compensation(1)	2018	$562,740	$364,236		$14,881		$941,857

Michael L. Falcone	2017	555,000	1,143,042	(2)	24,272	(3)	1,722,314
Chief Executive Officer

David C. Bjarnason	2017	440,000	425,000	(1)	8,400	(4)	873,400
Chief Financial Officer

Gary A. Mentesana	2017	500,000	1,000,000	(1)	12,863	(5)	1,512,863
Chief Operating Officer

(1)

The 2018 reimbursement cap of $2.5 million related to compensation expenses was reached in the second quarter of 2018.  As a result, amounts reported herein reflect only a portion of all NEO-related compensation expenses that were incurred by the External Manager in connection with the management of the Company in 2018.

(2)	All named executive officers were required to, and did, use 30% of their 2017 annual incentive award payments to purchase Company shares in the open market on or before September 30, 2018.
(3)	During 2017, Mr. Falcone received payments of $11,097 for long term disability premiums, 401(k) match of $7,500 and $5,675 for life insurance premiums.
(4)	During 2017, Mr. Bjarnason received payments $7,500 for the 401(k) Company plan match, and $900 for long term disability premiums.
(5)	During 2017, Mr. Mentesana received payments including $5,363 for long term disability premiums and 401(k) match of $7,500.

Outstanding Equity Awards at Fiscal Year-End

There were no equity awards were granted in 2018 and no awards were outstanding as of December 31, 2018.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation earned by the non-employee members of the Board of Directors for services rendered during the year ended December 31, 2018:

Name(1)	Year	Fees Earned or Paid in Cash (2)	Stock Awards (2)	All Other Compensation		Total
Steven S. Bloom	2018	$67,500	$67,500	$	−	$135,000
Francis X. Gallagher, Jr.	2018	70,000	70,000		−	140,000
J.P. Grant, III	2018	65,000	65,000		−	130,000
Frederick W. Puddester	2018	65,000	65,000		−	130,000
Lisa Kay	2018	60,000	60,000		−	120,000

(1)	Mr. Bloom is Chairman of the Audit Committee, Mr. Gallagher is the Chairman of the Board, Mr. Grant is Chairman of the Governance Committee and Mr. Puddester is Chairman of the Compensation Committee.
(2)

Pursuant to the 2012 Non-Employee Directors’ Compensation Plan, fees earned in 2018 were to be paid one-half in cash and one-half in equity, which can be in the form of deferred shares, restricted shares, or non-qualified stock options. For 2018, all directors received deferred shares.

There were no stock options held by non-employee directors as of December 31, 2018.

Narrative to the Director Compensation Table

Directors who are employees of either MMA or the External Manager, or affiliates of the External Manager, do not receive additional fees for their service as a director; therefore, Mr. Falcone and Mr. Hunt do not receive any fees for their service as directors.

On August 3, 2017, the Board approved changes to the compensation rate paid under the 2012 Non-Employee Directors’ Compensation Plan (the “2012 Plan”), which increased annual director compensation from $60,000 to $120,000. No change was made in the requirement under the 2012 Plan that one-half be paid in cash and one-half be paid as an equity award of shares.  In addition, the 2012 Plan provides for an additional fee payable to directors that chair a committee of the Board as follows: a $10,000 fee to be paid for chairmanship of either the Compensation or Governance Committees; a $15,000 fee payable for chairmanship of the Audit Committee; and a $20,000 fee payable for chairmanship of the Board.  In each case, the additional fee is payable one-half in cash and one-half in equity awards.

A director may elect to defer his or her annual equity award compensation.  The election to defer compensation must be made prior to the start of the calendar year in which the compensation is to be earned.  If the director elects to defer the receipt of shares, the director will receive dividends on the shares (to the extent declared by the Board for all common shares) during the deferral period. Director participants may elect that the deferred amounts, plus earnings, be distributed either upon retirement from the Board or on an interim distribution date.  If a distribution date is not specified in the election, shares will be settled no more than 90 days after the participant’s separation from service on the Board.  Distributions are either in a lump sum, or based on the director’s election made at the time of the deferral, in two-to-10 year installments.  Once a distribution election is made, the election is irrevocable.  Notwithstanding the foregoing, a participant may receive any amounts deferred by the participant in the event of an “Unforeseeable Emergency” as defined by the 2012 Plan.

Equity Compensation Plan Information

The following table contains information regarding common shares authorized for issuance under our equity compensation plans as of December 31, 2018.

Plan category	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by Security holders (1)	73,556
Plans NOT approved by Security holders(2)	891,086

(1)	The Plans approved by security holders: 1996 DSP, 1998 DSP, 2001 DSP, 2004 DSP, 1996 ESP, 1998 ESP, 2001 ESP, and 2004 ESP.
(2)	The Plans NOT approved by security holders: 2009 DSP, 2010 DSP, 2010 ESP and 2012 DSP.

Description of Plans Not Approved by Shareholders

The 2009 and 2010 MMA Capital Management, LLC Non-Employee Directors’ Compensation Plans (the “2009 Plan,” “2010 Plan,” respectively) and the 2012 Plan (collectively with the 2009 Plan and 2010 Plan, the “DSP Plans”) serve the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to promote ownership by such directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of shareholders of the Company.  Collectively the DSP Plans provide for certain equity awards as part of the general compensation of the directors.  With respect to the 2009 Plan and 2012 Plan, types of awards include shares in lieu of cash, restricted shares and non-qualified stock options.  For the 2010 Plan, only shares in lieu of other awards, share awards, or restricted shares were permitted.  All vesting terms of the DSP Plans are set at the discretion of the Compensation Committee subject to certain operating provisions of the DSP Plans, such as the change of control provisions of the respective DSP Plans.

The 2010 MMA Capital Management, LLC Share Incentive Plan (“2010 ESP”) serves the interests of the Company and its shareholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share-based incentives to such individuals for the creation of shareholder value, and to promote a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of shareholders of the Company.  The 2010 ESP provides for up to 600,000 shares to be awarded at the discretion of the Compensation Committee.  The types of awards available under the 2010 ESP include non-qualified stock options, stock appreciation rights, restricted shares, deferred shares, and shares granted as a bonus or in lieu of other awards.  Beginning in March 2013 no participant may receive greater than 50,000 share awards during any calendar year.  All vesting terms are set at the discretion of the Compensation Committee subject to certain operating provisions of the 2010 ESP, such as the change of control provisions of the plan.  Under the rules of the share incentive plans, any plans not approved by shareholders can only issue stock options until approved by shareholders.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON OUR EXECUTIVE COMPENSATION

As described in Proposal No. 2 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on our executive compensation described in Proposal No. 2 above is referred to as a “say on pay vote.”

The Dodd-Frank Act also requires all publicly-traded companies to provide stockholders the opportunity to cast an advisory, non-binding vote on how often we should include a say on pay vote in our proxy materials for future annual shareholder meetings (or any special shareholder meeting for which the company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, stockholders may vote to have the say on pay vote every one year, every two years or every three years or abstain from voting.

We believe that say on pay votes should be conducted every three years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD SAY ON PAY VOTES EVERY THREE YEARS.

PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  Representatives from KPMG are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate inquiries.

Before making its recommendation to the Board of Directors for appointment of KPMG, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of KPMG’s performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee expressed its satisfaction with KPMG in these respects.

The Company is asking its shareholders to ratify the selection of KPMG as the Company’s independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of KPMG to shareholders for ratification because the Company values its shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance practice.  If ratification is not obtained, the Audit Committee intends to continue the engagement of KPMG at least through the end of the 2019 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm for 2020.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year or in subsequent years if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS SET FORTH ABOVE.

Independent Registered Public Accounting Firm

KPMG is the independent registered public accounting firm that has audited our financial statements since 2007.

Audit and Audit-Related Fees

The Audit Committee is responsible for retaining and terminating the Company’s independent registered public accounting firm and for pre-approving the performance of any services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for monitoring the independence and performance of the Company’s independent registered public accounting firm and internal audit function and for presenting its conclusions with respect to the independent registered public accounting firm to the full Board of Directors.

Pre-approval Policies and Procedures

The Audit Committee has written policies and procedures regarding pre-approval of services to the Company by its principal independent registered public accountants.  Its policy is to pre-approve all auditing services and non-audit services (subject to de minimis exceptions).  All of the audit, audit-related, tax and other services for which we were billed by our principal independent public accounting firm for 2018 and 2017 were pre-approved by the Audit Committee.

Audit and Audit-Related Fees

The audit fees and other fees billed by our independent registered public accounting firm, KPMG, for work performed during 2018 and 2017 are as follows:

(in thousands)	2018	2017
Audit fees	$1,150	$2,018	(1)
Audit related fees	−	−
Total audit and audit related fees	1,150	2,018
Tax fees	−	54	(1)
All other fees	−	−
Total KPMG fees	$1,150	$2,072

(1)

For 2017, amounts include $561.9 thousand for audit fees and $53.9 thousand for tax fees billed by KPMG for work performed related to our international operations operated through our subsidiary International Housing Solutions, S.a.r.l (“IHS”) and its related funds and ventures.

Audit Committee Report

The Audit Committee has reviewed and discussed with our External Manager the audited financial statements of MMA Capital Holdings, Inc. as of and for the fiscal year ended December 31, 2018.  The Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).  The Audit Committee has received the written disclosures and the letter from KPMG required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2018.  This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Steven S. Bloom, Chairman

J.P. Grant, III

Frederick Puddester

Francis X. Gallagher, Jr.

As required by the charter of the Audit Committee, the members of the Audit Committee hereby report that the Audit Committee has a formal documented charter setting forth the Audit Committee’s duties and that the Audit Committee has satisfied its obligations under such charter during the year ended December 31, 2018.

III. OTHER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, contains information about the number of our common shares that were beneficially owned on March 15, 2019, by each of our five percent holders, plus our directors, our named executive officers and our directors and executive officers as a group.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(2)		Percent of Class (2)
Five Percent Shareholder:

Jeffrey Halis	397,301	(3)	6.8%
Halis Family Foundation
Tyndall Partners, LP
599 Lexington Ave, Suite 4100
New York, New York 10022

Rockshelter Capital Management, LLC	304,712	(4)	5.2%
601 Technology Drive, Suite 320
Canonsburg, Pennsylvania 15317

Directors and Executive Officers: (1)

Non-Executive Directors:
Frederick W. Puddester	47,265	(5)	*
Francis X. Gallagher, Jr.	34,882	(5)	*
Lisa Kay	19,420	(5)	*
J.P. Grant, III	16,634	(5)	*
Steven S. Bloom	15,041	(5)	*
J. Christopher Hunt	264,715	(6)	4.5%

Executive Officers:
Michael L. Falcone	331,035		5.6%
Gary A. Mentesana	261,094		4.4%
David C. Bjarnason	9,327		*
All Directors and Executive Officers:	999,413		17.0%

*     Represents less than 1.0% of the total number of common shares outstanding.

(1)	An address for each Director and Executive Officer listed is c/o MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224
(2)

Amount of Beneficial Ownership and Percent of Class are based upon total amount of outstanding options and shares which could have been acquired as of March 15, 2019, or within 60 days thereafter, pursuant to the exercise of vested stock options and/or the vesting of deferred/restricted shares.

(3)

Based on Amendment No. 2 to Schedule 13G filed by Jeffrey Halis on February 14, 2019 on behalf of the Halis Family Foundation and Tyndall Partners, LP. As trustee, Mr. Halis has the sole voting power over the 324,749 shares held by the Foundation. In addition, Mr. Halis has sole voting control over Tyndall Partners, LP resulting in ownership of 72,552 shares to his personal ownership measurement.

(4)	Based on a Schedule 13G filed by the Rockshelter Asset Management on February 13, 2017.
(5)

Amount includes deferred shares in lieu of fees for director services. As of March 15, 2019, the number of deferred shares held by each director (in parenthesis) was: Puddester (47,265), Gallagher (33,366), Grant (11,376), Bloom (7,549) and Kay (4,907).

(6)

The shares shown include 250,000 shares owned directly by Hunt Capital Holdings, LLC (“HCH”), an indirect subsidiary of Hunt Companies, Inc. (“Hunt”). Hunt is owned and controlled by members of the Hunt family and trusts for the benefit of the Hunt family. Mr. Hunt may be deemed to share voting and investment power with respect to the shares of common stock owned directly by HCH by virtue of being a member of the board of directors of Hunt and its Chief Executive Officer, President and Chief Investment Officer. Mr. Hunt disclaims beneficial ownership of the securities described in this footnote, except to the extent of his pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of changes in ownership of our equity securities with the SEC.  SEC regulations require that directors and executive officers furnish to us copies of all Section 16(a) forms they file.  To the best of our knowledge, based solely on review of the copies of the reports that were furnished to us and written representations that no other reports were required, we believe that, all required filings were made in a timely manner during the fiscal year ended December 31, 2018.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common shares will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Investor Relations Department, MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224.

Upon written or oral request, MMA Capital Holdings, Inc. will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call MMA Capital Holdings, Inc.’s Investor Relations Department at MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600 St, Baltimore, Maryland 21224, (855) 650-6932 prior to May 9, 2019.

Any shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

MMA CAPITAL HOLDINGS, INC. WILL MAIL TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: MMA CAPITAL HOLDINGS, INC., 3600 O’DONNELL STREET, SUITE 600, BALTIMORE, MARYLAND 21224, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT www.mmacapitalholdings.com.

OTHER BUSINESS

The Board of Directors is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote all shares represented by proxies in accordance with their best judgment if any other matters properly come before the meeting.

SHAREHOLDER PROPOSALS

In accordance with Exchange Act Rule 14a-8, shareholder proposals to be acted on at the Company’s annual meeting of shareholders to be held in 2020 (the “2020 annual meeting”) and included in the Company’s proxy statement and proxy for that meeting must be received by the Secretary of the Company no later than December 13, 2019 (which is 120 days prior to the first anniversary of the date of this proxy statement).  After that date, shareholder proposals to be acted on at the 2020 annual meeting may be submitted to the Secretary of the Company in accordance with the provisions of our bylaws described in the next paragraph, but we will not be required to include such a proposal in our proxy materials for the 2020 annual meeting.

In accordance with our bylaws shareholder proposals to be acted on at the 2020 annual meeting that are not received in time to be included in our proxy statement will be untimely if received by the Secretary of the Company earlier than the close of business on February 21, 2020 (which is 90 days before the first anniversary date of this year’s annual meeting) or later than the close of business on March 22, 2020 (which is 60 days before the first anniversary date of this year’s annual meeting).  If the date of the 2020 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of this year’s annual meeting, shareholders will be advised of such change and of the new date for submission of proposals.  All shareholder proposals must be delivered to the attention of the Company’s Secretary at our Baltimore offices located at 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224.

Dated: April 11, 2019

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MMA CAPITAL HOLDINGS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E71057-P22244 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MMA CAPITAL HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Francis X. Gallagher, Jr. For Against Abstain ! ! ! ! ! ! 1b. Frederick W. Puddester The Board of Directors recommends you vote FOR proposals 2 and 4 and 3 YEARS on propsoal 3: For Against Abstain ! 1 Year 2 Years ! 3 Years ! Abstain 2. To recommend, by non-binding vote, the approval of our executive compensation for the Named Executive Officers. ! ! For ! Against ! Abstain 3. To recommend, by non-binding vote, holding the non-binding advisory vote on our named executive officer compensation every three years. ! ! ! 4. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E71058-P22244 MMA CAPITAL HOLDINGS, INC. Annual Meeting of Shareholders May 21, 2019 1:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) J. Brooks Martin and Stephen Goldberg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MMA CAPITAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on May 21, 2019, at the Gallagher Evelius & Jones LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: